EXCLUSIVE CHANNEL PARTNER AGREEMENT

FOR THE LICENSING OF BRAINTECH'S

VISION GUIDED ROBOTICS TECHNOLOGIES

AND

SOFTWARE PRODUCTS

PARTIES:

  1. BRAINTECH CANADA INC.

  2. ABB INC.

THIS MASTER AGREEMENT made the 1st day of February 2004

BETWEEN: BRAINTECH CANADA INC., a corporation duly organized and existing under the laws of British Columbia, Canada, with its principal office at 102-930 West 1st Street, North Vancouver, British Columbia, Canada V7P 3N4: (604) 9886440, fax (604) 986-6131 (hereinafter referred to as "Braintech")

AND: ABB Robot Automation, a division of ABB Inc. ("ABB"), having a place of business at 1250 Brown Rd. Auburn Hills, MI. 48326-1507: (248) 391-8505, fax: (248) 391-8532 (hereinafter referred to as "LICENSEE ").

RECITALS:

A. BRAINTECH has expertise in the software solutions development for vision guided robotic systems, including the technology and methods required to analyze and classify digital representations of images and visual patterns;

B. BRAINTECH has developed valuable proprietary technology for use in the development of vision guided robotic systems, including the eVF Development Studio, SC3D guidance technology, and other software programs as declared in Exhibit 4 - "Trademarks;

C. LICENSEE has expertise in the area of flexible automation equipment manufacturing and system integration;

D. LICENSEE has developed a valuable network of business contacts and clients;

E. BRAINTECH and LICENSEE believe that their respective technologies and expertise can be combined in industrial applications, which can employ the expertise and technology of both BRAINTECH and LICENSEE;

F. Braintech and LICENSEE now wish to enter into this Agreement. The purpose being to establish a comprehensive agreement giving certain rights to LICENSEE, under terms and conditions as hereinafter specified by the agreement and its attached exhibits

AGREEMENT

1. DEFINITIONS AND INTERPRETATION

When used herein, the terms below have the meaning as specified below, unless the context requires otherwise:

1.1 "ABB robot" means all models of industrial robots manufactured by ABB Inc.

1.2 "Agreement" means this agreement, including all of the exhibits, and any variation hereto agreed in writing between the Parties;

1.3 "Application Developer" means the organization licensed by Braintech to develop VGR Applications using the Braintech Software;

1.4 "Braintech Software" means eVF, Software Technology and Third Party Software Technology as computer programs specified in Exhibit 1 of Master Agreement in machine-readable object code form and any Improvements thereto. The Braintech Software does not include source code;

1.5 "Channel Partner" means a group or company acting as representative of Braintech directly or indirectly to the End-User;

1.6 "Component" means a reusable software program that is available for use within eVF;

1.7 "End-User" means any company that purchases the Products for use as part of their manufacturing process;

1.8 "Engineering Services" means work performed by Braintech using the Braintech Software and hardware to develop a VGR Application or part of a VGR Application;

1.9 "eVisionFactory and/or eVF" means the software system developed and owned by Braintech which is used to develop, run and support VGR Applications;

1.10 "Improvements" means any application specific software developments which are based upon or originate from the Braintech Software, or which are developed utilizing knowledge and experience gained from the use of the Braintech Software, whether made or developed by Braintech, and which are used or for use in the Products;

1.11 "Intellectual Property" or "IP" means all patents, utility models, designs, trademarks, copyrights and other intellectual property rights (or applications pending therefore);

1.12 "License Owner" means Braintech;

1.13 "List Price" means the published price for the Braintech Software;

1.14 "Market" means the automotive market and includes the manufacturing in whole or part of cars, trucks, and buses. This also includes tier suppliers of all levels. It does not include other manufacturing markets or other markets such as medical or Government Sectors including military, law enforcement, space etc.

1.15 "Party" means a party to this Agreement;

1.16 "Products" means the complete system integrated with hardware components such as, but not limited to; a robot, an industrial PC, frame grabber, camera and/or lighting units; which use and embody the Braintech Software whether or not they also incorporate Independent Technology and whether or not the Braintech Software forms only part of the Products;

1.17 "Science Services" means the work and services performed by Braintech to develop new algorithms or Improvements to existing algorithms and techniques that will be used to develop a VGR Application or part of a VGR Application;

1.18 "Services" means the technical support and services set forth in Article 10.1 hereof consisting of Engineering Services and/or Science Services;

1.19 "Software Technology" means Components developed and owned by Braintech and are available for use within eVF;

1.20 "Territory" means North America including United States of America, Canada and Mexico;

1.21 "Term" means the period of one year from the date of this Agreement, subject to conditions and extensions as provided for in Article 14 of this Agreement;

1.22 "Third Party Software Technology" means Components developed and owned by organizations other than Braintech and are available for use within eVF;

1.23 "Trademarks" means all trade names and trademarks (or applications pending therefore) relating to the Braintech Software owned or controlled by Braintech as of the date hereof or issued to or otherwise acquired by Braintech thereafter which are listed in EXHIBIT 4, attached hereto and made an integral part hereof;

1.24 "VGR" means Vision Guided Robotics and is used to describe the type of business that this Agreement covers;

1.25 "VGR Applications" means a software program developed with eVF which is used to; get a digital image; analyze the image for object identification, inspection and its spatial coordinates; and communicate instructions to a robot or other factory automation equipment.

2. GRANT OF LICENSES

2.1 Braintech hereby grants to LICENSEE, an exclusive Channel Partner license, with the right to license to End-Users, under the Braintech Software, including improvements, to make, have made, use, sell, or otherwise distribute the products in every country in the Territory for the Markets defined;

2.2 Exclusive Channel Partner license means that Braintech will not license or sell the Braintech Software to other potential Channel Partners including robot manufacturers, and automotive systems integrators in the Territory for the Markets defined;

2.3 Braintech retains the right to sell Braintech Software direct to the End-User, which includes automakers such as Ford, Chrysler, GM, Nissan, Honda, Toyota, etc., and tier suppliers such as Delphi, Magna, Visteon, etc.;

2.4 When the End-User orders direct from Braintech, Braintech will contract LICENSEE for integration and support services subject to the End-Users acceptance;

2.5 LICENSEE's standard integration and support services fees are setout in EXHIBIT 9;

2.6 Braintech hereby grants to LICENSEE a non-exclusive license to develop VGR Applications and integrate such VGR Applications onto the appropriate hardware in the Territory for the Markets defined in EXHIBIT 7.

3. REGISTRATION

3.1 LICENSEE is granted a license and shall be entitled to use for the purposes of marketing, sales demonstration, quality assurance, testing and support any of Braintech's Trademarks, Software Technology and/or eVF as the case may be in the Territory during the term of this Agreement.

4. PRICES

4.1 The prices for all the Braintech Software sold by Braintech to LICENSEE hereunder shall, unless otherwise agreed upon, be quoted in US Dollars (US$);

4.2 The List Price for the Braintech Software purchased hereunder shall be as is set out in the price list attached hereto as EXHIBIT 1 and made an integral part hereof;

4.3 The prices for maintenance, training, support, and engineering fees are set out in EXHIBIT 2 attached hereto and made an integral part hereof;

4.4 The prices set out in Exhibit 1 and Exhibit 2 are fixed for the term of one year. Braintech will provide Licensee with price changes 90 days before end of term. Braintech will provide Licensee with immediate notice of additions and 30 days notice of deletions of products from the price list.

5. DISCOUNTS

5.1 LICENSEE will receive a discount as set out In EXHIBIT 3, attached hereto and made an integral part hereof.

6. PAYMENT

6.1 All payments for the Braintech Software and Services sold by Braintech to LICENSEE hereunder shall, unless otherwise agreed upon, be made by means of remittance to Braintech's designated bank account by WIRE TRANSFER in the following manner:

To wire funds to our Braintech Canada Inc. US dollar account, the following numbers are required:

Transit No. 00010
Institution No. 003
Account No. 4019980
ABA No. ROYCCAT2
The bank address is:
Royal Bank of Canada
Royal Centre - Main Branch
1025 West Georgia Street
Vancouver, BC, Canada
V6E 3N9

6.2 LICENSEE shall pay to Braintech the full amount of the price for the Braintech Software and/or Services purchased by LICENSEE pursuant to an individual purchase contract entered into between LICENSEE and Braintech pursuant to Article 8.

7. DELIVERY

7.1 Braintech agrees to make all delivery of the Braintech Software hereunder at the earliest available date after each individual purchase contract is entered into between Braintech and LICENSEE pursuant to ARTICLE 8 hereof, and in any case Braintech shall make delivery strictly in accordance with the terms and conditions stipulated in each such individual purchase contract;

7.2 Braintech shall make all arrangements for any export licenses or permits which may be required in a timely manner to enable LICENSEE to make shipments in accordance with LICENSEE'S shipping schedule set forth in each individual purchase contract;

7.3 LICENSEE shall acknowledge a Run-Time license as part of the proposal/order acknowledgement process.

8. INDIVIDUAL CONTRACTS

8.1 The detailed terms and conditions of each individual purchase by LICENSEE from Braintech of the Braintech Software hereunder shall be mutually agreed upon at the time of each such purchase and confirmed by both parties in a "Confirmation of Purchase Contract" to be issued by LICENSEE and countersigned and returned by Braintech. (Note: For greater clarity, Braintech agrees to provide special terms, including pricing, and discounts, on a per merit basis as agreed upon by both parties necessary to meet market conditions.);

8.2 Each such individual purchase contract between Braintech and LICENSEE shall be deemed to incorporate all of the terms and conditions hereof to the extent that they may be applicable and are not inconsistent with the terms and conditions of said individual purchase contract; provided, however, that the terms and conditions of this Agreement shall, in the event of a conflict, have precedence over those on the reverse side of the "Confirmation of Purchase Contract".

9. TECHNICAL SERVICES

9.1 Braintech shall provide LICENSEE free of charge with all technical information used for: the purpose of VGR Application Development; manufacture of the Products; training and support in its possession relating to the Braintech Software. In addition, Braintech shall, from time to time, make available to LICENSEE free of charge any and all new technical information of the Braintech Software, technical literature and the like necessary or useful in connection with the VGR Application Development and manufacture of the Products and effective use of the Braintech Software;

9.2 In the case where the LICENSEE is developing a VGR application, LICENSEE may require Braintech to provide Engineering Services and/or Science Services. In all cases, LICENSEE must provide Braintech with such information, as LICENSEE may in its reasonable discretion deem necessary in order to enable Braintech to provide Services to LICENSEE hereunder.

Such information may include:

9.2.1 Project Specifications
9.2.2 Sample Part(s) and/or
9.2.3 Sample Devices and/or
9.2.4 ABB robot software and/or
9.2.5 Sample Robots(s);

9.3 In the event LICENSEE requires Braintech Engineering Services to help develop a VGR Application all such services will be charged out according to the terms and conditions set forth in Exhibit 2 - Services;

9.4 In the event LICENSEE requires Braintech Science Services to help develop a VGR Application all such services will be charged out according to the terms and conditions set forth in Exhibit 2 - Services.

10. SALES AND MARKETING ACTIVITIES

10.1 LICENSEE has certain rights to market Braintech Software Technology as part of the Products per the Sales and Marketing Agreement attached hereto as Exhibit 6.

11. REPRESENTATION AND WARRANTY

11.1 Braintech hereby represents and warrants that:

(a) Braintech owns its Proprietary Information as defined in Article 13 below, Trademarks, eVF or Software Technology, free and clear of any agreement and Braintech is free to grant a license to use the same to LICENSEE as contemplated herein;

(b) Proprietary information of Braintech, Trademarks, eVF or Software Technology constitutes the best available industrial property rights and technical information in the possession or under the control of Braintech;

(c) Braintech is not restricted or prohibited from granting the license to use its Proprietary Information, Trademarks, eVF and/or Software Technology as contemplated herein, or from disclosing such Proprietary Information by any applicable law, regulation or order or by the terms of any other agreement to which Braintech is a party or by which it is bound;

11.2 Braintech warrants that the Braintech Software shall be free of defect in design and workmanship. However, for greater clarity, such warranty does not apply to output, results, errors, or abnormal terminations or delays caused in whole or in part by (a) any functionality of software or products, including databases, not created by or licensed for use by Braintech, whether or not such products or software are embedded in or form part of the Software Technology; (b) use of the Software Technology in combination with any other product not provided by Braintech; (c) any modification of the Software Technology made by a party other than Braintech or authorized by Braintech; (d) any data provided to the Software Technology by non-Braintech products which does not adequately specify date data; or (e) LICENSEE'S failure to use the Software Technology in accordance with the Support Materials to be provided by Braintech;

11.3 Braintech warrants that the Braintech Software sold and delivered to LICENSEE hereunder shall have been produced in accordance with the then presently available best technical knowledge and for a period of twelve (12) months after LICENSEE'S delivery of the Products to its licensee or any other LICENSEE channel partner shall be free from all defects in software. In addition, and not by way of limitation of the foregoing, the Braintech Software shall conform to any specifications mutually agreed upon between the parties;

11.4 In the event that, within the warranty period set forth in the foregoing Article 11.3, the Braintech Software or part thereof is found to be defective or not in conformity with the agreed specifications, Braintech shall, within thirty (30) days after receipt of the claim therefore from LICENSEE, repair or replace, at LICENSEE's sole option, such defective or non-conforming Technology or part thereof free of charge;

11.5 All transportation and other costs incurred in connection with the return of any defective or non-conforming part of the Braintech Software or part thereof and the reshipment of such repaired Technology or part thereof or replacement therefore pursuant to the foregoing Article 11.4 shall be borne by Braintech.

11.6 Braintech shall indemnify and hold LICENSEE harmless from and against any loss, damage, cost, expense, claim or liability which may be incurred by or asserted against the LICENSEE as a result of any breach of the warranty contained in this Article 11.

12. NON-TRANSFER OF SECRETS

12.1 Source Code, flow diagrams and algorithms deemed secret by Braintech are excluded and will not be shared with LICENSEE.

13. INDUSTRIAL PROPERTY RIGHTS

13.1 Braintech warrants that all Third Party Software Technology made available as components of eVF has been properly licensed from the licensors of all such Software Technology and that LICENSEE has the right to use and to include, and continue to use and include, such Third Party Software Technology as part of the Products at no charge (other than those expressly set forth in this Agreement). All such Third Party Software is listed in Exhibit 5;

13.2 Braintech warrants that no part of its Proprietary Information, Trademarks, and Technology

infringes any Intellectual Property including, but not limited to, patent, utility model, design, trade name, trademark and copyright belonging to any third party inside or outside the Territory;

13.3 Braintech shall defend any legal action or other proceeding brought against LICENSEE, insofar as such legal action or other proceeding is based upon a claim that the Proprietary Information, Trademarks, Technology, or any part thereof, delivered to LICENSEE hereunder infringes any patent, utility model, design, trade name or trademark, copyright or other Intellectual Property belonging to any third party inside or outside the Territory. LICENSEE shall notify Braintech of the institution of any such legal action or other proceeding, and shall provide Braintech with such assistance and cooperation in the defense of such legal action or other proceeding as Braintech may reasonably request. Braintech shall have sole control over any such legal action or other proceeding and shall indemnify and hold LICENSEE harmless from and against all damages and costs awarded therein against LICENSEE;

13.4 In the event that the Proprietary Information, Trademarks, Technology, or any portion thereof, is held to infringe any Intellectual Property belonging to any third party inside or outside the Territory and the use thereof is enjoined by a court of competent jurisdiction, Braintech shall, at LICENSEE's sole option, either procure for LICENSEE the right to continue using such Proprietary Information, Trademarks, Technology, replace such Proprietary Information, Trademarks, Technology with a non-infringing one or modify such Proprietary Information, Trademarks, Technology so that it becomes non-infringing.

14. TERM

14.1 Unless earlier terminated, this Agreement shall continue for a period of one (1) year from the date of this Agreement;

14.2 After the expiry of the one (1) year initial period, this Agreement will be extended, upon the mutual consent of the parties, for another period of one (1) year if a minimum number of 25 runtime eVF licenses are purchased by End-Users through the LICENSEE or Braintech as a result of a collaborative effort between Braintech and the LICENSEE, and will continue to be extended on an annual basis for up to three (3) years total if a minimum number of eVF runtime licenses, calculated by multiplying the previous years actual total of eVF runtimes by 120% are purchased by End-Users through the LICENSEE or by mutual consent of both parties during each year this Agreement is in effect.

15. TERMINATION

15.1 Either Party may forthwith terminate this Agreement by notice to such effect to the other Party if the other Party commits a material breach of any term or condition contained in this Agreement (including the case in which any of Braintech's representations and warranties contained in Article 11 hereof proves to have been incorrect or materially misleading when made) and, if such breach is capable of remedy, fails to remedy or begins to remedy the same within thirty (30) days after notice from the Party not in breach setting out the nature of such breach and demanding that the same be remedied;

15.2 Either Party may forthwith terminate this Agreement by notice to such effect to the other Party if bankruptcy, insolvency or reorganization proceedings, or other proceedings analogous in nature or effect, are instituted by or against the other Party, the other Party is dissolved or liquidated, whether voluntarily or involuntarily, a receiver or trustee is appointed for all or a substantial part of the assets of the other party or the other Party makes an assignment for the benefit of creditors;

15.3 LISCENEE may terminate this Agreement by notice to such effect to Braintech if the price changes per article 4.4 are greater than 5%;

15.4 No termination of this Agreement, for whatever reason, shall affect any right or obligation of either party, which has accrued prior to the date of such termination;

15.5 In the event Braintech sells or desires to sell its business, in whole or in part, LICENSEE shall have the right in its sole discretion to immediately terminate this agreement.

16. WAIVER AND VARIATION

16.1 A provision of or a right created under this Agreement may not be waived except in writing signed by the party granting the waiver and the Parties' rights and obligations under this Agreement may not be varied except in writing signed by the Parties. Waiver of any one breach of a term of this Agreement is not to be construed as a waiver of any subsequent breach of that term or of any other term.

17. RELATIONSHIP OF PARTIES

17.1 The relationship between the Parties is limited to the relationship created under the terms of this Agreement.

17.2 This Agreement is solely for the purposes set in this Agreement and not for any other purpose and nothing contained in this Agreement shall be deemed or construed as constituting either party as an agent or legal representative of the other party for any purpose whatsoever, or as conferring upon either party any right or authority to assume or create any obligation or responsibility, express or implied, orally or in writing, on behalf of or in the name of the other party or to bind the other party in any manner whatsoever;

17.3 Subject to Article 17.1 and 17 nothing contained in this Agreement will be construed as a limitation of the powers or rights of a Party to otherwise carry on its separate business for its sole benefit;

17.4 No Party will attempt to bind or impose any obligation upon the other Party or incur any joint liability without the mutual consent of that other Party except as set out in this Agreement;

17.5 Nothing contained herein is intended nor shall be interpreted to provide or create any third party beneficiary rights of whatever kind in any third party in any circumstance whatsoever.

18. GOVERNING LAW AND DISPUTE RESOLUTION

18.1 The Parties hereby agree that this Agreement is governed by the laws of the State of Michigan of the United States of America, without reference to the conflict of laws principles;

18.2 All disputes in connection with this Agreement are to be finally settle by binding arbitration in the State of Michigan of the United States of America, in accordance with the then existing Rules of Conciliation and Arbitration of the International Chamber of Commerce by three (3) arbitrators to be selected in accordance with said Rules. Awards rendered therein shall be final and binding upon the parties hereto.

19. ENTIRE AGREEMENT

19.1 This Agreement constitutes the entire agreement between the Parties hereto and wholly cancels, terminates and supersedes all previous negotiations, agreements and commitments, whether formal or informal, oral or written, with respect to the subject matter hereof.

20. FORCE MAJEURE

20.1 If at any time owing to any circumstances beyond a Party's control ("Force Majeure") including but not limited to fire, explosion, war (whether declared or undeclared), civil commotion, strikes or any form of governmental intervention, a Party is prevented from fulfilling its obligations under this Agreement that Party will be entitled to give to the other written notice thereof (the "Force Majeure Notice") setting out as fully as possible the circumstances alleged to constitute the Force Majeure;

20.2 The Party giving the Force Majeure Notice will then be entitled to suspend the operation of this Agreement to the extent of its relevant inability to perform during a period equal to the duration of the event of Force Majeure specific in any such notice;

20.3 In the event of a Party giving a Force Majeure Notice the Parties must, at the request of either of them, meet and properly confer in good faith in an endeavor to reach a mutually acceptable solution with a view to alleviating any hardship or unfairness caused to any Party as a result of the event of Force Majeure;

20.4 Every Force Majeure Notice will be withdrawn by the Party giving it as soon as possible but in any event within forty-eight hours after the event of Force Majeure specified in the Force Majeure Notice has ceased to exist;

20.5 In the event that such Force Majeure continues for more that 6 calendar months then any Party may, by notice in writing to the other, require that the Parties commence negotiations with a view to arranging the termination of this Agreement;

21. NOTICES

21.1 Any notice, communication or other documents authorized or required to be given or served pursuant to this Agreement (in this clause referred to as a "Communication") must, unless otherwise specifically provided by this Agreement, be in writing addressed as appropriate to the relevant Party at it's address set out in this Article or to such other address as may be notified in writing by that Party to the other party from time to time as it's address for service and must be signed by an authorized representative of the party giving or serving the Communication. All Communications with Braintech shall be in the English language;

21.2 A Communication must be delivered by hand or sent by prepaid certified mail requiring acknowledgment of delivery or by international courier delivery or (where appropriate reception facilities are available) sent by facsimile transmission or personal e-mail;

21.3 A Communication referred to in Article 21.2 which is delivered or received in full by facsimile transmission before 2:00 p.m. on a business day in the place in which it is delivered shall be deemed to be received on that day, and in any case other than hand delivery or facsimile transmission will be deemed to be received on the business day in the place of delivery next following the day of delivery or receipt;

21.4 A Communication which is sent by certified mail or courier delivery will be deemed to have been received on the date of delivery;

21.5 Article 21.2 and 21.3 (insofar as they relate to facsimile transmission) do not operate where the transmission by facsimile is not fully intelligible. Transmission will be deemed to have been fully intelligible unless retransmission is requested within ten (10) working hours (being hours between 9:00 a.m. and 4:00 p.m. on a business day in the place of receipt) of completion of transmission;

2.16 Unless otherwise notified to the relevant parties, the address and facsimile number of the parties are as follows;

Braintech: Address:	Braintech Canada Inc. 102-930 West 1st Street, North Vancouver, British Columbia, Canada V7P 3N4 Attention: Babak Habibi Fax: (604) 986-6131

LICENSEE: Address:	ABB Robot Automation a division of ABB Inc. ("ABB"), 1250 Brown Rd. Auburn Hills, MI. 48326-1507 Attention: Tom Stroin Fax: (248) 391-8532

22. ESCROW

22.1 In the event Braintech ceases to operate either through bankruptcy or insolvency then the LICENSEE will be able to use the Braintech Software in executable and where necessary source code form for the sole purpose of supporting systems installed and paid for by any of the LICENSEE'S End-Users facilities prior to the date of business cessation;

22.2 FOR GREATER CLARITY, THE LICENSEE HAS NO RIGHT OF OWNERSHIP OR RIGHT TO SELL THE BRAINTECH SOFTWARE IN THE EVENT THAT BRAINTECH CEASES TO OPERATE FOR WHATEVER REASON;

22.3 Copies of the executables and source code will be kept at the Law Offices of:

Clark Wilson
800 - 885 West Georgia Street,
Vancouver, BC V6C 3H1
(604) 643-3153
ATTN: Bernard Pinsky

23. GENERAL

23.1 The headings of this Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation hereof;

23.2 Failure or omission by a Party at any time to enforce or require strict or timely compliance with any provision of this Agreement does not affect or impair that provision in any way or the rights of that Party to avail itself of the remedies which that Party may have in respect of any breach of that provision;

23.3 This Agreement may be executed by the Parties in one or more counterparts and the executed counterparts when taken together are to constitute the one agreement and shall be deemed to have been executed by the exchange between the Parties by each Party by facsimile of a single counterpart signed by that party;

23.4 Any amendment to this Agreement must be in writing signed by a duly authorized representative of the Parties;

23.5 This Agreement shall be binding upon and inure to the benefit of the Braintech and LICENSEE, and their respective successors and permitted assigns;

23.6 Neither Braintech nor LICENSEE shall assign, transfer or otherwise dispose of its rights or obligations under this Agreement, in whole or in part, without the prior written consent of the other Party;

23.7 The Parties shall perform their respective duties under this Agreement, subject to all applicable laws, regulations, procedures, ordinances and rulings of any governmental authority with appropriate jurisdiction;

23.8 LICENSEE will use its reasonable efforts, with the cooperation of Braintech to obtain any necessary approval of this Agreement by any governmental authorities with appropriate jurisdiction and to obtain the consent of any governmental authorities to the remittance of payments under this Agreement in accordance with its terms, in the event that these consents are necessary;

23.9 If the whole or any part of a provision of this Agreement is or shall become void, unenforceable or illegal, the remainder of this Agreement shall have full force and effect. The Parties agree that in such case, the provision held void, unenforceable or illegal shall be replaced by such provision which in its commercial and legal context is most similar to the provision held void, unenforceable or illegal;

23.10 All notices to third parties and all publicity concerning the terms and conditions of this Agreement shall be jointly planned and coordinated by and between the Parties. None of the Parties shall act unilaterally in this regard without the prior written approval of the other parties. It is expected that the Parties shall mutually agree upon a press release which is issued after the effective date of this Agreement;

23.11 Non-Solicitation

Each party agrees that during the term of this Agreement, and for a period of six months following termination of this Agreement, it will not solicit, entice, persuade or induce any individual who currently is, or at any time during the term of this Agreement shall be, an employee of the other party, to terminate or refrain from renewing such individual's employment;

23.12 Currency

All references to currency are deemed to mean lawful money of the United States of America unless expressed to be in some other currency.

23.13 Export of Software

LICENSEE agrees that it will not export or re-export the Licensed Materials or any copies thereof, either directly or indirectly, outside of the country in which the Licensed Materials are delivered to LICENSEE except in compliance with all applicable laws, ordinances and regulations. LICENSEE shall have the exclusive obligation to ensure that any export of the Licensed Materials are in compliance with all applicable export laws and the laws of any foreign country;

In Witness Whereof, the parties hereto have caused this Agreement to be executed by their respective, duly authorized representative on the day and year first above written.
Accepted by Braintech Canada Inc. Per:/s/ Owen Jones Authorized Signature Name: Owen Jones Title: CEO Date: January 29, 2004	LICENSEE Per: /s/ Thomas M. Stroin Authorized Signature Name: Thomas M. Stroin Title: Vice President & General Manager Date: January 28, 2004

EXHIBIT 1

The information contained in this exhibit is confidential and has been omitted. It will be filed separately with the Commission pursuant to a request for confidential treatment.

EXHIBIT 2

The information contained in this exhibit is confidential and has been omitted. It will be filed separately with the Commission pursuant to a request for confidential treatment.

EXHIBIT 3

The information contained in this exhibit is confidential and has been omitted. It will be filed separately with the Commission pursuant to a request for confidential treatment.

EXHIBIT 4

Trademarks

Braintech Trademarks:

eVisionFactory

eVF

SC3D

AutoCal

Autotrain

Xi2D

DD3D

SR3D

Braintech

EXHIBIT 5

Third Party Software Technology

1. Matrox Electronic Systems Ltd.
   Legal Department
   1055 St. Regis Blvd.
   Dorval, Quebec H9P 2T4
   Canada

Exhibit 6

Sales and Marketing Agreement

Between

Braintech Canada Inc. ("Braintech")
102 - 930 West 1st Street
North Vancouver, British Columbia
V7P 3N4

and

LICENSEE NAME:

ABB Robot Automation, a division of ABB Inc. ("LICENSEE"),
1250 Brown Rd. Auburn Hills, MI.
48326-1507

Effective Date: February 1, 2004

IN CONSIDERATION of the mutual promises contained herein, the parties agree as follows:

1. Definitions

In this Agreement and in the recitals and Schedules, unless otherwise specified or patently required by the context, the words and phrases defined in the recitals and elsewhere in this Agreement shall have the meanings ascribed to them therein or in the Master Agreement or Exhibits thereto, and the following words and terms shall have the respective meanings ascribed to them as follows:

1.1 Confidential Information means all information marked "confidential", "restricted" or "proprietary" by either party and, in the case of Braintech, includes the Licensed Materials and Program Concepts and such other information, data, and materials of Braintech or licensors of Braintech or their affiliates disclosed to LICENSEE or its affiliates hereunder, and in respect of LICENSEE also includes all LICENSEE Data;

1.2 LICENSEE Data means all data and information, however recorded, provided to Braintech by LICENSEE to enable Braintech to provide LICENSEE Support Services under this Agreement;

1.3 LICENSEE Support Services means services supplied to LICENSEE for the initial and continued operation and use of the Braintech Software as particularized in the Master Agreement, Section 9;

1.4 Deliverable means the Braintech Software and Support Materials;

1.5 Key means a hardware key(s) provided by Braintech required to use the Braintech Software;

1.6 Licensed Materials means the Braintech Software and Support Materials, however recorded, fixed, stored or embodied;

1.7 Specifications means in relation to Braintech Software, the Support Materials pertaining to such Braintech Software;

1.8 Support Materials means any documentation or manuals and Updates thereto related to the

Braintech Software supplied to LICENSEE by Braintech to assist LICENSEE in using the Braintech Software;

1.9 Updates means the updates, program corrections, patches, modifications, or enhancements to computer programs or support materials which may be delivered to LICENSEE;

1.10 VGR means Vision Guided Robotics.

2. AUTHORIZATION

2.1 The LICENSEE hereby authorizes Braintech to make representations to potential End-User that Braintech has established an alliance with the LICENSEE; and as a result of that alliance, Braintech can make the services and expertise of the LICENSEE available to potential End-User;

2.2 In making such representations, Braintech is authorized to distribute the LICENSEE's promotional literature and other promotional products to potential End-User;

2.3 Braintech hereby authorizes the LICENSEE to make representations to potential End-Users of the LICENSEE to the effect that LICENSEE has established an alliance with Braintech; and as a result of that alliance, the LICENSEE can make the services, expertise, and proprietary technology and products of Braintech available to potential End-User;

2.4 In making such representations, the LICENSEE is authorized to distribute Braintech's promotional literature and other promotional products to potential End-User.

3. MARKETING and SALES COOPERATION

3.1 Joint Marketing Activities

3.1.1 Each party agrees to develop and produce marketing and sales material highlighting the combined technologies and expertise of both parties as defined and agreed on case-by-case basis, with agreement on cost sharing;

3.1.2 Each party agrees to participate in marketing activities including; trade shows, informational seminars, and public relations type activities, (media exposure) and advertising as defined and agreed on case-by-case basis, with agreement on cost sharing.

3.2 End-User Defined Opportunities

3.2.1 Each party agrees that, upon becoming aware of a new application opportunity to design, develop, market, or install a VGR system which can potentially utilize, in a substantial way, the expertise and technologies of both Braintech and the LICENSEE (an "Opportunity") it will:

(a) advise the potential End-User of its alliance with the other party, and of the expertise and technology of the other party; and

(b) advise the other party of the Opportunity;

3.2.2 Upon identifying an Opportunity, the parties will cooperate to obtain such contracts or business as can be obtained arising from the Opportunity. In doing so, the parties will use their reasonable best efforts to implement the following steps and procedures:

(a) The parties will establish a reasonable division of work and responsibility, having to do with their respective areas of expertise and technologies;

(b) The parties will cooperate in preparing feasibility studies as may be beneficial in pursuit of the Opportunity. In doing so, each party will prepare estimates of its expected cost in completing the areas of work which may be assigned to it.

3.2.3 Each party agrees, to the (greatest) extent reasonably practicable, to work exclusively with the other party as per Articles 2.2 and 2.3 of the Master Agreement in pursuing any Opportunity. For greater certainty, this section will not require either party to work exclusively with the other party if it has a bona fide business reason for not doing so. Examples of Bona fide business reasons are:

(a) Inability of the other party to supply expertise or technology which is important to pursuit of the Opportunity;

(b) Independent preference of a potential customer, (End-User) for another company offering expertise or technology similar to that of the other party; or

(c) Inability of the parties, despite their reasonable best efforts, to agree on any business or technical issues important to the pursuit of the Opportunity.

4. SERVICE AND SUPPORT

4.1 LICENSEE agrees, for a fee to provide End-Users with integration, installation, training and annual VGR system support and maintenance;

4.2 LICENSEE agrees to have a minimum (2) eVF "L2" trained technicians on staff;

4.3 Braintech agrees to provide the LICENSEE with eVF "L2 certification at its Vancouver premises, at no charge to LICENSEE exclusive of travel and living expenses;

4.4 Braintech agrees to provide the LICENSEE with specific VGR software solutions maintenance and operations training at Licensee premises.

5. INTELLECTUAL PROPERTY RIGHTS

5.1 LICENSEE acknowledges that (except to the extent that such have been licensed by Braintech from third parties) Braintech owns all title and intellectual property rights, copyright, moral rights, and patent rights in and to the inventions, designs, products, hardware, software, and programs listed in the Master Agreement Exhibit 1 (the "Braintech Technology"). Nothing in this Agreement shall constitute a grant, transfer, or assignment to LICENSEE of any of the foregoing rights, or any license to use any Braintech Technology except as expressly permitted by the Agreement or otherwise agreed to;

5.2 LICENSEE shall not reverse engineer, de-compile, or disassemble any Braintech Proprietary Technology, except any only to the extent that such activity is expressly permitted by applicable law notwithstanding this limitation;

5.3 LICENSEE further acknowledges that information provided by Braintech to LICENSEE concerning the Braintech Technology shall constitute proprietary and confidential information belonging to Braintech. LICENSEE shall not disclose, and shall keep confidential, all such information. This provision shall not apply to information which (I) is or becomes part of the public domain through no act or omission of the LICENSEE (ii) LICENSEE receives form a third party acting without any obligation or restriction of confidentiality in favor or Braintech, (iii) Braintech releases from confidential treatment by written consent, (iv) LICENSEE is required by any applicable law or court order to disclose, or (v) is independently developed by LICENSEE;

5.4 LICENSEE warrants that it will not knowingly convert to their own use or to the use of any other party any industrial secrets or trade secrets owned by Braintech and obtained by LICENSEE or its personnel by reason of this Agreement or otherwise;

5.5 Braintech shall not reverse engineer, de-compile, or disassemble any LICENSEE Proprietary Technology, except and only to the extent that such activity is expressly permitted by applicable law notwithstanding this limitation;

5.6 Braintech warrants that neither it nor any of its employees will knowingly convert to their own use or to the use of any other party any industrial secrets or trade secrets owned by the LICENSEE and obtained by Braintech or its personnel by reason of this Agreement or otherwise;

5.7 Braintech further acknowledges that information provided by the LICENSEE to Braintech concerning LICENSEE Proprietary Technology shall constitute proprietary and confidential information belonging to the LICENSEE. Braintech shall not disclose, and shall keep confidential, all confidential and proprietary information provided by the LICENSEE or any subsidiary or agent of the LICENSEE relating to any LICENSEE Proprietary Technology. This provision shall not apply to information which (I) is or becomes part of the public domain through no act or omission of Braintech, (ii) Braintech receives from a third party acting without any obligation or restriction of confidentiality in favor of LICENSEE, (iii) LICENSEE releases from confidential treatment by written consent, (iv) Braintech is required by any applicable law or court order to disclose, or (v) is independently developed by Braintech;

5.8 Each party further acknowledges that a violation of this Article 5 may cause irreparable harm to the other party for which no adequate remedy in damages exists, and each party therefore agrees that, in addition to any other remedies available, a party will be entitled to seek equitable remedies, including without limitation injunctive relief, to enforce the obligations set forth in this Article 4.

6. DISCLAIMER OF AGENCY OR PARTNERSHIP STATUS

6.1 Nothing in this Agreement shall create any relationship of partnership between Braintech and LICENSEE. Neither party shall represent to any third person that the relationship between Braintech and LICENSEE is anything other than that of independent contractors;

6.2 Neither Braintech's nor LICENSEE's officers, employees or agents shall be deemed officers direct or indirect employees, or agents of the other.

7. TERM AND TERMINATION

7.1 Subject to the provisions of the Master Agreement, Section 15, the term of this Agreement shall commence on the Effective Date and will continue until terminated in accordance with the Master Agreement, Section 15 therein;

7.2 Forthwith upon termination of this Agreement, each party shall cease;

7.3 any and all presentations, solicitations, or other marketing activities relating to the other party's products and services; and

7.4 representing or holding itself out as being authorized to market, advertise or promote in any way the products of the other party.

8. OTHER CONDITIONS AND PROVISIONS

8.1 LICENSEE agrees that all Products to the extent reasonably practicable must have a notice that attributes ownership of Braintech Software to Braintech.

In Witness Whereof, the parties hereto have caused this Agreement to be executed by their respective, duly authorized representative on the day and year first above written
BRAINTECH CANADA INC. /s/ Owen Jones Signature Owen Jones Name January 29, 2004 Date	ABB INC. /s/ Thomas M. Stroin Signature Thomas M. Stroin Name January 28, 2004 Date

EXHIBIT 7

eVF DEVELOPER'S SOFTWARE LICENSE AGREEMENT

Between

Braintech Canada Inc. ("Braintech")
102 - 930 West 1st Street
North Vancouver, British Columbia
V7P 3N4

and

LICENSEE NAME:

ABB Robot Automation, a division of ABB Inc. ("LICENSEE"),
1250 Brown Rd. Auburn Hills, MI.
48326-1507

Effective Date: February 1, 2004

IN CONSIDERATION of the mutual promises contained herein, the parties agree as follows:

1. Definitions

In this Agreement and in the recitals and Schedules, unless otherwise specified or patently required by the context, the words and phrases defined in the recitals and elsewhere in this Agreement shall have the meanings ascribed to them therein or in the Master Agreement or Exhibits thereto, and the following words and terms shall have the respective meanings ascribed to them as follows:

(1) Affiliate or affiliate means with respect to a party, any entity at any time controlling, controlled by or under common control with, such party. The term "Control" as used in this Agreement shall mean the legal, beneficial or equitable ownership, directly or indirectly, of more than 50% of the aggregate of all voting equity interests in such entity;

(2) Designated Computer means the computer equipment designated in writing by LICENSEE and accepted in writing by Braintech equipped with the appropriate hardware to allow activation and use of the Braintech Software with a Key;

(3) Designated Site means the location controlled by LICENSEE where the Designated Computer is located;

(4) Program Concepts mean the techniques, concepts, know-how, and ideas, used, embodied, or expressed in the Braintech Software, including without limitation program and data structure, sequence, and organization, interfaces, field and data definitions and relationships, data and database models, and designs;

(5) Use in relation to the Braintech Software means the right to (a) copy the Braintech Software to install it on the Designated Computer, (b) use the Braintech Software to develop programs for the End-User(c) display at the Designated Site text and other images generated by the Braintech Software during processing on the Designated Computer and (d) make up to two (2) copies of the Braintech Software for back-up or archival purposes. LICENSEE shall not have the right and agrees not to copy or store the Braintech Software on any computer other than the Designated Computer at the Designated Site; and

(6) User means an individual who uses the Braintech Software.

2. License to LICENSEE

(1) Subject to Braintech's rights under Section 7, Braintech grants to LICENSEE a personal, non-transferable, non-assignable, and non-exclusive license to Use the Braintech Software on the Designated Computer at the Designated Site;

(2) Except for the rights to Use the Braintech Software expressly conferred on LICENSEE by Section 2(1) LICENSEE shall not have the right and agrees not to copy or reproduce the Braintech Software or any part thereof. Without limiting the generality of the foregoing, except as permitted by law, LICENSEE shall not copy, disassemble, de-compile, translate or convert into human readable form, or reverse engineer, all or any part of the Braintech Software, and shall not use the Braintech Software, Program Concepts, or Support Materials to develop any derivative works or any functionally compatible or competitive software. LICENSEE shall not have the right, and agrees not to copy or reproduce the Support Materials;

(3) LICENSEE may sublicense programs developed using the Braintech Software and Modules thereof (the "Program") to the End-User on the following conditions:

(a) LICENSEE will include a copy of the Runtime License, (EXHIBIT 8) with its proposal;

(b) End-User will require a Key from Braintech to run the Program;

(c) The LICENSEE must pay Braintech a Run-Time license fee as specified in the Master Agreement, Section 4 and 5 for every Product shipped to the End-User according to the payment terms as specified in the Master Agreement, Section 6.

(d) LICENSEE agrees to have two(2) developers trained at Braintech's Vancouver Center;

(e) Developers are trained and certified L3;

(f) Braintech agrees to waive training fee for two (2) only Developers.

3. User Acceptance Testing and Warranties of Braintech

(1) LICENSEE agrees that upon delivery to it of a Deliverable, LICENSEE will test such Deliverable to determine whether it conforms to the Specifications. LICENSEE will have thirty, (30) days (or such other period as the parties may agree in writing) (the "Approval Period") to do such testing. LICENSEE agrees to notify Braintech in writing of all failures of the Deliverable to meet the Specifications encountered during the Approval Period (such failures are referred to here as "Deficiencies"). If LICENSEE does not notify Braintech in writing of any Deficiencies within the Approval Period, the Deliverable shall be deemed to be accepted. Following the end of the Approval Period, LICENSEE and Braintech shall meet and agree upon the classification of any Deficiencies. Deficiencies shall be classified as either (a) a "Material Deficiency" in the event the Deficiency causes the Deliverable to materially fail to meet the Specifications, such that there is resultant system failure or outage, the production of consistent functionality errors which result in data loss, or the production of operational problems that materially impact on the LICENSEE 's business needs, b) a "Non-Significant Deficiency" if the Deficiency causes the Deliverable not to meet the Specifications and such failure negatively impacts the use of the Deliverable as contemplated by the Specifications, insofar as there is a serious problem or design flaw which results in functional errors, but which can be managed with a temporary adaptation or with Hot Line Support, (c) a "Cosmetic Deficiency" if the Deficiency is not a Material Deficiency nor a Non-Significant Deficiency, but a minor software error which may affect the appearance of the data, the Graphical User Interface or low priority functions but does not result in a serious functional error. Braintech shall use commercially reasonable efforts to promptly correct or have corrected or provide LICENSEE with a work around for the Deficiencies or request its licensors to correct or provide a work around for the Deficiencies. The Deliverable shall be deemed to be accepted when Braintech shall have delivered to LICENSEE corrections and/or workarounds for all Material Deficiencies and Non-Significant Deficiencies and LICENSEE, after having had twenty (20) business days within which to test such corrections and/or workarounds, notifies Braintech that such Deficiencies have been resolved to the LICENSEE 's satisfaction. If Braintech, after using commercially reasonable efforts has not provided LICENSEE with a correction or workaround for such Deficiencies within the time specified above, then, at Braintech's sole option, Braintech will promptly and in any event within ten (10) days, refund the license fee and taxes thereon paid by LICENSEE to Braintech for the Deliverable, provided that LICENSEE returns the Deliverable and related Support Materials to Braintech. Subject to the provisions of Section 8(2) these remedies are LICENSEE 's sole and exclusive remedies and Braintech's sole obligations for any non-conformities, defects, or errors, failure to meet Specifications, and all performance or non-performance problems related to the Licensed Materials;

(2) Braintech warrants that the Braintech Software will be capable of performing according to the Specifications. However, for greater clarity, such warranty does not apply to output, results, errors, or abnormal terminations or delays caused in whole or in part by (a) any functionality of software or products, including databases, not created by Braintech, whether or not such products or software are embedded in or form part of the Braintech Software; (b) use of the Braintech Software and Updates in combination with any other product not provided by Braintech; (c) any modification of the Braintech Software or Updates made by a party other than Braintech or authorized by Braintech; (d) any data provided to the Braintech Software by non-Braintech products which does not adequately specify date data; or (e) LICENSEE 's failure to use the Braintech Software in accordance with the Support Materials. If the Braintech Software does not function substantially as described according to the Specifications during the period from the delivery thereof to LICENSEE until [insert warranty expiration period] (the "Warranty Period"), Braintech will, if it is able to reproduce or verify the non-conformity do one of the following, namely, make commercially reasonable efforts to correct or have corrected or provide LICENSEE with a work around for the non-conformity, or at Braintech's sole option, refund the license fee paid by LICENSEE to Braintech for such software, provided that LICENSEE returns such software and the applicable Support Materials to Braintech within thirty (30) days following the expiry of the Warranty Period. These remedies are LICENSEE 's sole and exclusive remedies and Braintech's sole obligations for any non-conformities, defects, or errors and all performance or non-performance problems related to the Braintech Software;

(3) BRAINTECH EXPRESSLY DISCLAIMS ALL REPRESENTATIONS, WARRANTIES AND CONDITIONS EXPRESS OR IMPLIED NOT CONTAINED HEREIN, INCLUDING BUT NOT LIMITED TO, REPRESENTATIONS, WARRANTIES AND CONDITIONS OF QUALITY, PERFORMANCE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND THOSE ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE;

(4) IN NO EVENT WILL BRAINTECH BE LIABLE FOR SPECIAL, INCIDENTAL, INDIRECT, OR CONSEQUENTIAL LOSS OR DAMAGE, LOST BUSINESS REVENUE, LOSS OF PROFITS, LOSS OF DATA, FAILURE TO REALIZE EXPECTED PROFITS OR SAVINGS OR OTHER NON-DIRECT COMMERCIAL OR ECONOMIC LOSS OR DAMAGE OF ANY KIND OR ANY CLAIM AGAINST LICENSEE BY ANY OTHER PERSON (EVEN IF BRAINTECH HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE);

(5) WITH THE EXCEPTION OF CLAIMS UNDER SECTION 9.1 HEREIN, BRAINTECH'S MAXIMUM LIABILITY UNDER THIS AGREEMENT TO LICENSEE SHALL IN NO EVENT EXCEED, IN THE AGGREGATE IN RESPECT OF ALL CLAIMS, THE AMOUNT PAID BY LICENSEE UNDER THIS AGREEMENT IN THE TWELVE (12) MONTH PERIOD BEGINNING WHEN THE CAUSE OF ACTION FIRST AROSE EVEN IF THE CAUSE OF ACTION IS A

CONTINUING ONE;

(6) Braintech does not warrant that the Braintech Software will operate uninterrupted or error free. Braintech has no control over the conditions under which LICENSEE may use the Braintech Software and Braintech does not and cannot warrant the results that may be obtained from its use. LICENSEE is solely responsible for (a) the suitability of the Braintech Software to meet LICENSEE 's requirements, (b) the suitability and overall effectiveness and efficiency of the Designated Computer upon which the Braintech Software is to operate, even if it has been supplied by Braintech, (c) the provision of all data, and all data entry, and conversion of data, (d) the furnishing of any supplies and forms, (e) assuring the existence of adequate back-up plans to accommodate any failure of the Designated Computer or the Braintech Software, (f) backing up the Braintech Software and all associated files, including when LICENSEE is following technical support instructions and before any Update is installed, (g) proper use of the Braintech Software, (h) problems caused by changes or modifications to the operating characteristics of the Designated Computer, and (I) problems that occur as a result of the use of the Braintech Software in conjunction with software not supplied by Braintech;

(7) Affiliates shall not have the right, and LICENSEE shall ensure that affiliates do not, institute any claim directly against Braintech under or related to this Agreement.

In Witness Whereof, the parties hereto have caused this Agreement to be executed by their respective, duly authorized representative on the day and year first above written

Accepted by
Braintech Canada Inc.

Per: /s/ Owen Jones
Authorized Signature

Name: Owen Jones

Title: CEO

Date: January 29, 2004

Accepted by
Robot Automation, ABB Inc.

Per:/s/ Thomas M. Stroin

Authorized Signature

Name: Thomas M. Stroin

Title: Vice President & General Manager

Date:January 28, 2004

EXHIBIT 8

RUNTIME SOFTWARE LICENSE AGREEMENT

IMPORTANT - READ CAREFULLY BEFORE INSTALLING OR USING THE BRAINTECH CANADA INC. SOFTWARE on the enclosed disks and/or installed on the computer delivered by Braintech Canada Inc. ("Braintech"). By installing or using the enclosed hardware key and/or Braintech Software and/or files customized by Braintech for the End Users application, the Integrator, as defined in the specific Proposal related to Braintech's supply of the aforementioned hardware and/or software and/or files (herein called the "LICENSEE ') is agreeing with Braintech Canada Inc. ("Braintech") to be bound by the terms of this Software License Agreement including the following Limited Warranty on the System and the Special Provisions.

If you do not agree to the terms of this agreement, promptly return the unopened box with the hardware key and/or Braintech Software and/or files customized by Braintech for the end users application to Braintech for a full refund.

All capitalized terms in this Agreement shall have the meaning provided in the Proposal related to Braintech's supply of the aforementioned hardware and/or software and/or files (herein referred to as the "Proposal"), provided to the LICENSEE by Braintech, unless the context required otherwise.

1. Grant of License. Braintech hereby grants to the LICENSEE a non-exclusive, non-transferable license to: (a) use, in object code form only, the Braintech Software for the purpose of integrating the Braintech Software into the End User Equipment for delivery to the End User; and (b) to grant to the End User, excepting that the End User is also the LICENSEE, a non-exclusive, non-transferable license to use, in object code form only, the Braintech Software with the End User's Equipment solely for the End User's own internal manufacturing process on terms no better than those granted or provided by Braintech to the LICENSEE herein and subject to the same limitations, restrictions and special provisions with respect to the Braintech Software and the System as those contained herein.

2. Term. This Agreement will be effective from the date of acceptance, and shall continue in effect unless terminated as provided herein.

3. Separate License Required. A separate license is required for each personal computer on which the Braintech Software is installed or used.

4. Reverse Engineering, De-compilation, and Disassembly. The LICENSEE may not reverse engineer, de-compile, or disassemble the Braintech Software or the System, except and only to the extent that such activity is expressly permitted by applicable law notwithstanding this limitation.

5. Resale or Rental. Except as expressly permitted herein, the LICENSEE may not sell, rent, lease, or lend the Braintech Software. Except as expressly permitted herein, the LICENSEE may not assign its rights under this Agreement or sub-license the Braintech Software.

6. Reservation of Rights. All rights not expressly granted in respect of the Braintech Software are reserved by Braintech.

In section 7 and 8 of this Agreement, a reference to Braintech means a reference to all affiliates of Braintech including Braintech Inc., any of which may enforce the rights under this agreement.

7. Copyright. All title and intellectual property rights, copyright, moral rights, and patent rights in and to the Braintech Software (including but not limited to any images, photographs, animations, video, audio, music, text and "applets" incorporated into the Braintech Software), the Program Documentation, and any copies of the Braintech Software are owned by Braintech or other third parties. Nothing in this Agreement shall constitute a grant, transfer, or assignment to the LICENSEE of any of the foregoing rights.

8. Copying Prohibited. The LICENSEE may not make copies of the Braintech Software or the Program Documentation, except one copy for backup security storage purposes. The LICENSEE will instruct its employees having access to the Braintech Software not to copy or duplicate the Braintech Software or make any disclosure with reference thereto or any components thereof to any third party.

9. Confidential Information. The LICENSEE shall not disclose, and shall keep confidential, all confidential and proprietary information provided by Braintech or any subsidiary or agent of Braintech relating to the Braintech Software. This provision shall not apply to information which (i) is or becomes part of the public domain through no act or omission of the LICENSEE, (ii) the LICENSEE receives from a third party acting without any obligation or restriction of confidentiality in favor of Braintech, (iii) Braintech releases from confidential treatment by written consent, or (iv) the LICENSEE is required by any applicable law or court order to disclose.

10. Termination Right. Braintech may terminate the license granted to the LICENSEE pursuant to this Agreement by notice in writing to the LICENSEE if (i) the LICENSEE commits any material breach of the terms and conditions of this Agreement, and (ii) the LICENSEE fails to rectify its default within thirty, (30) days of receiving written notice from Braintech requiring it to do so.

11. Obligations of LICENSEE on Termination. Forthwith following termination of the LICENSEE 's license pursuant to section 10, the LICENSEE shall return to Braintech any and all copies of the Braintech Software and the Program Documentation in its possession. LICENSEE shall also delete any electronic copies of the Braintech Software and Program Documentation from any computer equipment of the LICENSEE.

12. Limited Warranty. Braintech warrants that the System will perform to the specifications contained in the Proposal, subject to the limitations and conditions described in the Proposal, for a period of one (1) year from the date of satisfactory installation of the System by Braintech; provided that Braintech gives no warranty that the Hardware, Peripherals and Third Party Software will be free from defects in workmanship or materials, or that they will operate in conformity with the performance capabilities, specifications, functions and other descriptions and standards applicable to the Hardware, Peripherals and the Third Party Software (the "Braintech Limited Warranty"). The foregoing warranty is contingent upon the proper use of the System in accordance with Braintech's instructions, and will be void if the System has been modified without Braintech's approval, or if the System has been subjected to accident, abuse, misapplication, abnormal use, a virus, unusual physical or electrical stress, or if malfunction occurs because of failure of electrical power, air conditioning, humidity control, or causes other than ordinary use, or if the System is maintained or repaired, or if attempts to repair or service are made by other than Braintech personnel without the prior approval of Braintech.

13. The LICENSEE 's Exclusive Remedy. Braintech's entire liability and the LICENSEE 's exclusive remedy shall be, at Braintech's option from time to time, (a) return of the amount received by Braintech in respect of the license granted under this Agreement, or (b) repair or replacement, if the System does not meet the Braintech Limited Warranty. The LICENSEE will receive the remedy elected by Braintech without charge, except that the LICENSEE is responsible for any expenses the LICENSEE may incur in giving Braintech access to the System. Any replacement or repair of the System will be warranted for the remainder of the original warranty period or thirty days, whichever is longer.

14. Disclaimer Of Warranties. The Braintech Limited Warranty is the only express warranty made to the LICENSEE and is provided in lieu of any other express warranties (if any) created by any documentation, packaging, or written or oral representation with respect to the System. Except for the Braintech Limited Warranty and to the maximum extent permitted by applicable law, Braintech provides the System AS IS AND WITH ALL FAULTS, and hereby disclaims all other warranties and conditions, either express, implied or statutory, including but not limited to, any (if any) implied warranties or conditions of merchantability, of fitness for a particular purpose, correspondence to description, of lack of viruses, of accuracy or completeness of responses, of results, and of lack of negligence or lack of workmanlike effort, all with regard to the System.

15. Exclusion Of Incidental, Consequential, And Certain Other Damages. To the maximum extent permitted by applicable law, in no event shall Braintech be liable for any special, incidental, indirect, or consequential damages whatsoever (including, but not limited to, damages for loss of profits or confidential or other information, for business interruption, for personal injury, for loss of privacy, for failure to meet any duty including of good faith or of reasonable care, for negligence, and for any other pecuniary or other loss whatsoever) arising out of or in any way related to the use of or inability to use the System or any component thereof, even in the event of the fault, tort (including negligence), strict liability, breach of contract, or breach of warranty of Braintech, and even if Braintech has been advised of the possibility of such damages.

16. Limitation Of Liability And Remedies. Notwithstanding any damages that the LICENSEE might incur for any reason whatsoever (including without limitation, all damages referenced above and all direct or general damages), the entire liability of Braintech under any provision of this Agreement and the LICENSEE 's exclusive remedy for all of the foregoing (except for any remedy of repair or replacement elected by Braintech with respect to any breach of the Braintech Limited Warranty) shall be limited to the amount received by Braintech in respect of the license granted under this Agreement. The foregoing limitations, exclusion and disclaimers described above shall apply to the maximum extent permitted by applicable law, even if any remedy fails its essential purpose.

EXHIBIT 9

ABB Services

I. Engineering Services - Mechanical/Controls Design - Software Engineering II. Project Management III. System Build IV. Field Service Implementation	US $85.00/Hr. US $100.00/Hr. US $120.00/Hr. US $78.00/Hr. US $85.00/Hr.

Plus travel expenses and per diem meals at US $50.00/day.